Research Frontiers Licensee SmartGlass International and
SCHOTT Expand SPD-SmartGlass Business Internationally

June 15, 2009 - SmartGlass International Ltd. (SGI), a licensee of Research Frontiers Inc. (Nasdaq: REFR), has entered into an agreement with Research Frontiers to expand the geographic territory where it can offer its line of SPD-SmartGlass(tm) architectural products that includes windows, doors, solar shading screens, curtainwalls, skylights and roof-lites. Under this agreement, SGI can now sell these products worldwide outside of North America.

As part of this expansion of their agreement with Research Frontiers, SmartGlass International and the SCHOTT Group also have announced an agreement granting SCHOTT the right to sell SGI's SPD-SmartGlass products worldwide, except in North America. Sales in the United Kingdom and Ireland where
SGI currently has manufacturing and sales offices will continue to be handled by SGI. A similar partnership has been in place for SGI's LC SmartGlass (liquid crystal privacy glass) that has successfully leveraged SGI's production capabilities and SCHOTT's worldwide sales and distribution network. With today's announcements, both companies are expanding the scope of their operations to the next level by planning to offer high-performing SPD-SmartGlass products and their many benefits to the international market.

SPD-SmartGlass transforms widely used products - windows, skylights, sunroofs and more - into products that instantly and precisely control the light, glare and heat entering a room or vehicle. SPD-SmartGlass is instantly tunable to an infinite number of light transmission states regardless of window size, and easily adapts to individual preferences using control devices ranging from basic dimmer switches and photosensors to those that are integrated into a building's or vehicle's intelligent control system. These unequalled performance characteristics help optimize energy-saving daylight harvesting benefits and many other desired outcomes such as increased security, noise reduction and protection from harmful ultraviolet light.

This partnership allows both companies to capitalize on their impressive assets and strengths to expand and fill the growing demand for SPD-SmartGlass. SmartGlass International is a leading worldwide manufacturer of electronically switchable glass supplied to the commercial, hospitality, healthcare, transport and security, industrial, exhibition and residential sectors. SGI's product offering encompasses a wide range of glass and plastic configurations and the company has distinctive competencies with smart glass products that are curved, colored, fire rated, plastics, anti-reflective, anti-X-ray and impact-resistant. SGI also offers projection screens that use smart glass and products that have touch screen capability. SmartGlass International provides extensive installation training and service, and is known for its commitment to product quality and customer service.

In business for 125 years, SCHOTT is a world leader in the specialty glass industry. SCHOTT will bring its extensive infrastructure of sales, distribution and service - including over 50 sales offices spanning 125 countries - to SmartGlass
International and its award-winning SPD-Smart product line.
Together, these two companies represent one of the strongest partnerships ever formed for the sale of smart glass for architectural applications.

SmartGlass International enjoys a global reputation as a highly capable, customer-focused provider of advanced glazings. The company has been rapidly moving towards today's announcements with a systematic expansion in resources, facilities, production capacity and product development. In February 2008, SGI nearly tripled its smart glass production capacity by moving to a 20,000 square foot factory capable of producing over 400,000 square feet of smart glass per year. This new plant includes state-of-the-art lamination, glass fabrication, quality control and shipping facilities, and a showroom. The company has experienced significant sales growth and expects higher sales growth in its current fiscal year which began on May 1, 2009. Because of this, SmartGlass International plans to increase the size of its factory by an additional 15,000 square feet during the coming year.

John Browne, Managing Director of SmartGlass International, noted: "The global glass industry is entering a new era where high-performing smart glass products will satisfy longstanding market needs and new ones ranging from energy efficiency to distinctive aesthetics. There is unquestionably a rapidly growing demand for smart glass and our company is committed to achieving a global leadership position in the industry. The move to our new factory, our agreement with Research Frontiers, and the concurrent expansion of our sales and distribution agreement with SCHOTT, reflect our strong belief that SPD-SmartGlass is a strategically-important technology offering tremendous functionality and other benefits to the user with excellent sales potential."

Joseph M. Harary, President and Chief Executive Officer of
Research Frontiers, commented: "The growth of SmartGlass
International's smart glass business over the years reflects their vision, dedication of resources, and competency. Their
SPD-SmartGlass sales and distribution agreement with SCHOTT and its worldwide coverage and reputation for advanced glass products, along with SGI's newly expanded manufacturing facilities, represents a formidable combination that will bring the benefits of SPD-SmartGlass to a wider geographic area to better serve the world's needs for advanced
SPD-SmartGlass."

About SmartGlass International Ltd.

SmartGlass International Ltd. (SGI) is a dedicated manufacturer of electronically switchable glass. These technologically advanced glass products are quickly advancing from niche to mainstream offerings with particular value in the commercial, residential, retail, security, transport, healthcare and hospitality sectors. The company's main products are SPD-SmartGlass for solar control and LC SmartGlass for privacy.

SmartGlass International has its headquarters, manufacturing, finance and R&D centres in Dublin, Ireland and has commercial, sales and technical offices in the United Kingdom. With the intention of concentrating its products and markets, SGI only produces electronically switchable glass products and, because of continued research and development initiatives, it is expanding its range of smart glass products to meet the needs of growing specialist markets in the architecture, transport and medical fields. SmartGlass International has invested heavily in plant, machinery and personnel, and has the capacity to fulfill large orders on short lead times over wide geographic areas. Each piece of SmartGlass produced is bespoke made to meet and exceed its clients' needs - always.

SmartGlass International is an award-winning company claiming such accolades as the 100% Detail "Most Innovative
Building Product Award" sponsored by the Royal Institute of
British Architects (RIBA).

About The SCHOTT Group

The SCHOTT Group is an international technology group that sees its core purpose as the lasting improvement of living and working conditions. To this end, the company has been developing special materials, components and systems for nearly 125 years. Main areas of focus include architectural glass, solar energy, household appliances, pharmaceuticals, electronics, optics and products for the automotive and aviation industries. SCHOTT is present in close proximity to its customers with offices in all its major markets including
Europe, the Middle East, China, Australia and elsewhere. The Group's approximately 17,300 employees generated worldwide sales of approximately 2.2 billion euros for its 2007/2008 fiscal year. The company's technological and economic expertise is closely linked with its social and ecological responsibility. The parent company of the SCHOTT Group is SCHOTT AG, whose sole shareholder is the Carl-Zeiss-Stiftung (Foundation).

Solar architecture, fascinating illumination effects plus decorative glass ideas - SCHOTT offers multifaceted applications for interior and exterior architecture. Some of the most progressive designs around the world bear the distinctive signature of its multinational technology-based group. When glass and light are combined to create aesthetically pleasing and fascinating beauty, you can bet that SCHOTT was involved.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast(tm) SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include:
SPD-Smart windows, sunshades, skylights and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggles and motorcycle helmets, mirrors and flat panel displays for electronic products.

SPD-Smart film technology was awarded a "Best of What's
New Award" from Popular Science magazine for home technology, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 35 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-Smart(tm), SPD-SmartGlass(tm),
SmartGlass(tm), Speed Matters(tm), VaryFast(tm), Powered by SPD(tm), SPD-CleanTech(tm), SPD Clean Technology(tm),
Powered by SPD-CleanTech(tm), Powered by SPD Clean Technology(tm), SPD Green and Clean(tm), SPD
On-Board(tm), Visit SmartGlass.com - to change your view of the world(tm) and The View of the Future - Everywhere You Look(tm) are trademarks of Research Frontiers Inc.

For further information, please contact:

SmartGlass International Ltd.
John Browne, Managing Director
+353-1-462-9945
Info@SmartGlassInternational.com
www.SmartGlassInternational.com

SCHOTT Group
Erik Richter
+49 (0) 5187-771-206
erik.richter@schott.com
www.schott.com

Research Frontiers Inc.
Gregory M. Sottile, Ph.D., Director of Market Development
(516) 364-1902, x251
Sottile@SmartGlass.com
www.SmartGlass.com